Liberty automotive group

Frost and Sullivan forecast – over 20% of electric car sales from Start-ups.


Electric Vehicle Market: Scenario Analysis (Europe), 2007-2015
Unit Shipments
700000
600000
500000
400000
300000
200000
100000
0
2007
2008
2009
2010
2011
2012
2013
2014
2015
Volumes by Small OEMs- Identical in all 3 scenarios
Volumes doubling due to early market entrants
Optimistic
Conservative
Frost & Sullivan
OPTIMISTIC SCENARIO - 2015
16 %
6 %
3%
9%
9%
9%
4%
10%
34%
Start-up OE's
BMW
Honda
Toyota
Mitsubishi
Daimler
VW
PSA
Renault Nissan
F&S SCENARIO - 2015
21 %
8 %
2%
7%
11%
8%
4%
7%
31%
Start-Up OEs
BMW
Honda
Toyota
Mitsubishi
Daimler
VW
PSA
Renault Nissan

Liberty automotive group

Sample Legislation around Europe to support EV's

England
- 100% first year write down on EV's
- Cash back (5k cars, 8k vans)
- Direct investment in EV development projects
- Zero car tax (based on emissions)
- Zero congestion charge and some free parking
- Support for charging investment

Denmark (and most of Scandinavia)
- No car tax on EV's (140% on ICE)
- Finance support
- Free parking
- Investment in charging infrastructure
- Investment in "clean power" generation at local level

Ireland
- Govt. utilities MUST by EV's
- Cash back
- Company targets for emission reduction with fine
- Charging infrastructure investment

France
- Cash back for EV purchases
- Investment in charging infrastructure
- Purchase of EV's by Govt. (Post office, city hall, rubbish collection etc.)
- Investment in local "clean power"

Liberty automotive group

Oil price rises 2000 to 2012. Source OPEC

OPEC Basket Price



Daily
Weekly
Monthly
Yearly
19/01/12 ▼ 111.59 U$
120
110
100
90
80
70
60
50
40
30
20
10
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
1999
2004
2008
2012

YEARLY BASKET PRICE

2012	**112.06**
2011	**107.46**
2010	**77.45**
2009	**61.06**
2008	**94.45**
2007	**69.08**
2006	**61.08**
2005	**50.64**
2004	**36.05**
2003	**28.10**
2002	**24.36**
2001	**23.12**
2000	**27.60**

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Liberty automotive group

Forecasted Oil price increase 2009 to 2020
Source: World Bank research

Table 1: Oil prices and percentage changes from the current (i.e., 2009) price level

Year	Baseline	Scenario		
		25%	50%	100%
US$/barrel (2008 price)				
2009	56			
2010	67			
2015	87	109	130	174
2020	93	116	140	186
% Change from 2009 level				
2009	0			
2010	19			
2015	54	92	131	208
2020	65	106	147	230

Source: EIA (2009) and IEA (2009) for baseline data for period 2009-2015.